SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 8, 2010

priceline.com Incorporated

(Exact name of registrant as specified in its charter)

Delaware	0-25581	06-1528493
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Connecticut Avenue, Norwalk, Connecticut	06854
(Address of principal office)	(zip code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425

☐            Soliciting material pursuant to Rule 14a-12  under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.                                          Results of Operations and Financial Conditions

On November 8, 2010, priceline.com Incorporated (“priceline.com” or the “company”) announced its financial results for the 3rd quarter ended September 30, 2010.  A copy of priceline.com’s consolidated balance sheet at September 30, 2010, consolidated statement of operations for the three and nine months ended September 30, 2010 and consolidated statement of cash flows for the nine months ended September 30, 2010 are included in the financial and statistical supplement attached to the press release attached as Exhibit 99.1 to this Current Report on Form 8-K.  The consolidated balance sheet at September 30, 2010, consolidated statement of operations for the three and nine months ended September 30, 2010 and consolidated statement of cash flows for the nine months ended September 30, 2010 shall be treated as “filed” for the purposes of the Securities and Exchange Act of 1934, as amended.

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 8, 2010, priceline.com Incorporated announced that Robert J. Mylod Jr., age 44, Vice Chairman and Head of Worldwide Strategy and Planning, will retire on March 31, 2011.  Mr. Mylod joined priceline.com in 1998 and served as the Company’s Chief Financial Officer from November 2000 to January 2009.  He was appointed Vice Chairman and Head of Worldwide Strategy and Planning in January 2009.

A copy of priceline.com’s press release announcing Mr. Mylod’s retirement is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Item 7.01.                                          Regulation FD Disclosure

On November 8, 2010, priceline.com announced its financial results for the 3rd quarter ended September 30, 2010.  A copy of priceline.com’s press release announcing these results is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The company noted that average daily rates for hotel room night reservations had increased year-over-year during the 3rd quarter 2010 by about 4% for the company’s international business and by over 5% for its domestic business.

The company stated that the combined gross travel bookings of Agoda plus Booking.com’s business for Asia Pacific destinations was approximately $780 million for the 12 months ended September 30, 2010 and the year-over-year growth rate during the 3rd quarter 2010 was “just shy” of 150%.  The company also stated that Booking.com had gross travel bookings for South American destinations of $96 million for the 12 months ended September 30, 2010 and the year-over-year growth rate during the 3rd quarter 2010 was in excess of 300%.  The company’s brands are building point-of-sale businesses which are of a comparable size and growing at impressive rates as well. The company also noted that Booking.com’s “point-of-sale” business in South America generated $265 million in gross travel bookings for the 12 months ended September 30, 2010 and the year-over-year growth rate during the 3rd quarter 2010 was approximately 133%. The company stated that Agoda gross bookings grew year-over-year in excess of 100%.

The company also explained that it had spent approximately $122 million in cash during the 3rd quarter 2010 in connection with conversions of its outstanding convertible debt (approximately $50 million of which was used to repay the principal amount of outstanding debt and approximately $72 million of which was paid to satisfy the conversion value in excess of the principal amount).

With respect to 4th quarter 2010 guidance, the company announced that it expected consolidated advertising expenses of approximately $141 to $146 million in the 4th quarter 2010 and expected approximately $6 million of that amount to be spent “off-line.”  Priceline.com estimated that sales and marketing expenses in the 4th quarter 2010 would be between $29 and $32 million. Priceline.com stated that it estimated that personnel costs, excluding stock-based compensation expense, would be approximately $60.5 to $63.5 million in the 4th quarter 2010. With respect to 4th quarter 2010, priceline.com stated that it estimated that general and administrative expenses would be approximately $21 to $24 million, information technology expenses would be approximately $7 million, and depreciation and amortization expenses, excluding acquisition related amortization, would be approximately $5 million.  Priceline.com said it expected below-the-line net expenses of approximately $6.5 million in the 4th quarter 2010 primarily associated with net interest expense, foreign exchange hedging losses and the charge for non-GAAP net income allocated to non-controlling interests.  Priceline.com estimated that it would have cash income tax expense of approximately $43.5 million in the 4th quarter 2010 comprised of international income taxes and alternative minimum tax and state income taxes in the United States.

The company noted that its forecast for the 4th quarter 2010 assumed, among other things, that the Euro/U.S. Dollar exchange rate would be 1.40 U.S. dollars per Euro for the remainder of the 4th quarter and that the British Pound/U.S. Dollar exchange rate would be 1.62 U.S. Dollars per British Pound for the remainder of the 4th quarter.  The company’s 4th quarter financial guidance also assumed that the rate of year-over-year increase for international and domestic average daily rates for hotel room night reservations would improve further in the 4th quarter 2010 compared to the year-over-year growth rates in the 3rd quarter 2010.  The company noted that its non-GAAP financial guidance was based upon a diluted share count of approximately 51.4 million shares (which includes a calculation of the assumed economic dilutive impact of the company’s outstanding convertible notes and share-based awards, net of the favorable economic impact of the hedges associated with some of the company’s outstanding convertible notes), which is based on the company’s November 5, 2010 closing stock price of $388.87 per share.  The company noted that it expected TravelJigsaw to be “very slightly” accretive to non-GAAP financial results in the 4th quarter 2010.

The company explained that its year-over-year “comps” would be increasingly more challenging in future quarters and noted that the company had seen a year-over-year deceleration in unit growth rates quarter-to-date in the 4th quarter 2010.  The company noted that, as a result of the more challenging “comps” and the “sheer” size of the company’s business, it expected to see a pattern of sequential decelerating quarterly year-over-year unit growth rates in future quarters.

The company noted that its guidance assumes that macro-economic conditions in general and conditions in the consumer travel market in particular, remain relatively unchanged.

This Form 8-K contains forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed, implied or forecasted in any such forward-looking statements. Expressions of future goals and similar expressions including, without limitation, “goal,” “believe(s),” “intend,” “expect(s),” “will,” “may,” “should,” “could,” “plan(s),” “anticipate(s),” “estimate(s),” “predict(s),” “potential,” “target(s),” or “continue,” reflecting something other than historical fact are intended to identify forward-looking statements.  For a detailed discussion of the factors that could cause the company’s actual results to differ materially from those described in the forward-looking statements, please refer to the company’s most recent Form 10-Q, Form 10-K and Form

8-K filings with the Securities and Exchange Commission.  Unless required by law, the company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01               Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description

99.1

Press Release (which includes a financial and statistical supplement and related information) issued by priceline.com Incorporated on November 8, 2010 relating to, among other things, its 3rd quarter ended September 30, 2010 earnings. The consolidated balance sheet at September 30, 2010 and consolidated statement of operations for the three and nine months ended September 30, 2010 and consolidated statement of cash flows for the nine months ended September 30, 2010, shall be treated as “filed” for the purposes of the Securities and Exchange Act of 1934, as amended, and the remaining information shall be treated as “furnished.”

99.2	Press Release announcing the retirement of Robert J. Mylod Jr., Vice Chairman and Head of Worldwide Strategy and Planning, effective March 31, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRICELINE.COM INCORPORATED

	By:	/s/ Daniel J. Finnegan
		Name:	Daniel J. Finnegan
		Title:	Chief Financial Officer

Date: November 9, 2010

EXHIBIT INDEX

Exhibit No.	Description

99.1

Press Release (which includes a financial and statistical supplement and related information) issued by priceline.com Incorporated on November 8, 2010 relating to, among other things, its 3rd quarter ended September 30, 2010 earnings. The consolidated balance sheet at September 30, 2010 and consolidated statement of operations for the three and nine months ended September 30, 2010 and consolidated statement of cash flows for the nine months ended September 30, 2010, shall be treated as “filed” for the purposes of the Securities and Exchange Act of 1934, as amended, and the remaining information shall be treated as “furnished.”

99.2	Press Release announcing the retirement of Robert J. Mylod Jr., Vice Chairman and Head of Worldwide Strategy and Planning, effective March 31, 2011